                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         SOURCE SERVICES CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    2)  Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    4)  Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    5)  Total fee paid:

        ________________________________________________________________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

        ________________________________________________________________________

    2)  Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    3)  Filing Party:

        ________________________________________________________________________

    4)  Date Filed:

        ________________________________________________________________________


 SEC 1913 (12/95)

                                     [LOGO]


                           ----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1997

                           ----------------------

To the Stockholders of
Source Services Corporation:

         The Annual Meeting of Stockholders of Source Services Corporation (the "Company") will be held at 10:00 a.m., Dallas Time, on Wednesday, May 28, 1997, at the offices of Price Waterhouse LLP, 2001 Ross Avenue, Dallas, Texas 75201, for the following purposes:

         (1) To elect two Class I directors, two Class II directors and three Class III directors to the Company's Board of Directors;

         (2) To ratify the appointment by the Board of Directors of Price Waterhouse LLP as the independent accountants of the Company's financial statements for the fiscal year ending December 28, 1997; and

         (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 31, 1997 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.


                                    By order of the Board of Directors,



                                    Richard M. Dupont
                                    Vice President, Chief Financial Officer and
                                    Secretary

Dallas, Texas
April 18, 1997

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY.
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE. YOUR PROXY CAN BE WITHDRAWN AT ANY TIME BEFORE IT IS VOTED.

                         SOURCE SERVICES CORPORATION
                         5580 LBJ FREEWAY, SUITE 300
                             DALLAS, TEXAS 75240
                               (972) 385-3002


                           ----------------------
                               PROXY STATEMENT
                           ----------------------


         The accompanying proxy is solicited by the Board of Directors (the "Board of Directors" or "Board") of Source Services Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Dallas time, Wednesday, May 28, 1997, at the offices of Price Waterhouse LLP, 2001 Ross Avenue, Dallas, Texas 75201, and any adjournments thereof. This Proxy Statement and accompanying form of proxy were first released to stockholders on or about April 18, 1997.

         RECORD DATE AND OUTSTANDING SHARES -- The Board of Directors has fixed the close of business on March 31, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 9,134,362 shares of Common Stock, par value $.02 per share ("Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote on all matters coming before the Annual Meeting.

         VOTING OF PROXIES -- Richard M. Dupont and Mike Knight, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Mr. Knight is an employee and Mr. Dupont is an officer of the Company. The shares represented by each executed and returned proxy will be voted by Messrs. Dupont and Knight in accordance with the directions indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in this Proxy Statement and specified in the Notice of Annual Meeting, and so far as is known to the Board of Directors, no other matters are to be brought before the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons named as proxies on the proxy card. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may revoke a previously executed proxy by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

         REQUIRED VOTE -- At the Annual Meeting, the vote of (i) a plurality of the shares cast in person or by proxy is required to elect directors, and (ii) the majority of the shares cast in person or by proxy is required to ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company's financial statements for the fiscal year ended December 28, 1997. Stockholders will not be allowed to cumulate their votes in the election of directors.

         QUORUM; ABSTENTIONS AND BROKER NON-VOTES -- The required quorum for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes will be included in determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the voting on the proposals to elect directors and to ratify the appointment of the Company's independent accountants.

         ANNUAL REPORT TO STOCKHOLDERS -- The Company's Annual Report to Stockholders for the fiscal year ended December 29, 1996, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

         The Company's Board of Directors consists of seven directors. Article Fifth of the Company's Restated Certificate of Incorporation provides that commencing with the 1997 annual meeting of the Company's Stockholders, the Board of Directors shall be divided, with respect to the terms for which its members shall hold office, into three classes. Accordingly, two Class I Directors, two Class II Directors and three Class III Directors are to be elected at the 1997 Annual Meeting of Stockholders for terms expiring at the Annual Meeting of Stockholders in 1998, 1999 and 2000, respectively. Directors elected at the 1998 Annual Meeting of Stockholders and thereafter shall be elected for a term of three years. All of the nominees are presently serving as directors of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES NAMED BELOW AND YOUR PROXY WILL BE SO VOTED UNLESS AUTHORITY IS WITHHELD.

         If for any reason any of the nominees shall become unavailable for election, the proxy will be voted for nominees selected by the Board of Directors. At this time, the Company knows of no reason why any of the nominees would not be available for election.

NOMINEES
         The names of the nominees for the office of Director, together with certain information concerning such nominees, are set forth below:

                                                                                                Served as
                                                                                                Director
              Name                  Age                  Position with Company                    Since
--------------------------------    ---     ------------------------------------------------    ---------
                            Class I Nominees for Election with Terms Expiring 1998
John G. Sifonis (3) . . . . . .      55     Director                                              1992
Karl A. Vogeler (2)(4)  . . . .      54     Director                                              1994
                           Class II Nominees for Election with Terms Expiring 1999
D. Les Ward (1) . . . . . . . .      42     President, Chief Executive Officer and Director       1994
Wayne D. Emigh (1)(2) . . . . .      63     Chairman of the Board of Directors                    1983
                           Class III Nominees for Election with Terms Expiring 2000
John N. Allred (2)  . . . . . .      50     Director                                              1994
Adrian Alter (2)(3)(4)  . . . .      71     Director                                              1991
Paul M. Bass, Jr. (1)(3)  . . .      61     Director                                              1992
------------------

(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.
(4) Member of the Nominating Committee.

         D. Les Ward has served as President and Chief Executive Officer of the Company since September 1994. From December 1989, when he joined the Company, until September 1994, Mr. Ward served as Chief Financial Officer of the Company. From November 1988 until joining the Company, Mr. Ward served as Controller of Muratec Incorporated, a telecommunications company. Mr. Ward has 18 years of financial management experience, including management positions with companies in the staffing, telecommunications, oil and gas and insurance industries. Mr. Ward has served as a director since September 1994.

         John N. Allred has served as President of A.R.G., Inc., a provider of temporary and permanent physicians located in the Kansas City area since January 1994. Prior to that time, Mr. Allred served in various capacities with the Company. Beginning in 1976 he was named Branch Manager of the Kansas City branch, and was promoted to Regional Vice President in 1983 and Vice President in 1987. Prior to joining the Company, Mr. Allred held various positions, including Manager of Data Processing Services and Systems Analyst with Systec Data Management. Mr. Allred served as a director of the Company from August 1992 until November 1993 and was again elected as a director in September 1994.

         Adrian Alter served as Managing Partner of the Dallas/Fort Worth office of Ernst & Young until his retirement in 1986. From 1986 until 1988, he was a Senior Vice President and Managing Director of Corporate Finance of Lovett, Underwood, Neuhaus & Webb, an investment banking firm. Since 1988, Mr. Alter has been President of Alter and Associates, a financial consulting firm located in Dallas, Texas. Mr. Alter has served as director of the Company since 1991.

         Paul M. Bass, Jr. has been Vice Chairman of First Southwest Company, a regional investment banking firm, since 1989. He has served as director of the Company since 1992. Mr. Bass is also affiliated with California Federal Bank F.S.B. (Director and Chairman of the Audit Committee), Keystone Consolidated Industries, Inc., a wire manufacturing company (Director and Chairman of the Audit Committee), MACC Private Equities, Inc., a small business investment company (Director and Chairman of the Board), and Richman Gordman 1/2 Price Stores, Inc. (Chairman of the Board and Chairman of the Executive Committee).

         Wayne D. Emigh has served as a director of the Company since 1983. He has served as Chairman of the Board intermittently from 1985 to 1991, and continuously since 1993. Mr. Emigh joined the Company in 1968 and served in various management positions until retiring in 1985. Mr. Emigh also served as President of the Company on an interim basis from January 1991 until September 1991. Prior to joining the Company, Mr. Emigh held various positions, including Director of Corporate Management Information Systems with Rexall Drug and Chemical Company, and Systems Analyst with UNIVAC, Inc.

         John G. Sifonis has been a Principal with Siberg Associates, an information technology consulting firm in New York City, New York, for more than five years. Prior to that time, Mr. Sifonis has served as Vice President of Mercer Management Consultants, as Partner with Ernst & Young LLP and in various development positions with Unisys, Inc., a computer technology firm, and General Electric Corp. Mr. Sifonis is the author of two books on corporate management, Dynamic Planning and Corporation on a Tightrope. Mr. Sifonis has served as a director of the Company since 1992.

         Karl A. Vogeler is a litigation partner with the law firm of Thompson, Coe, Cousins & Irons in Dallas, Texas where he has been employed since 1990. Mr. Vogeler's previous business experience includes serving as Branch Manager of the Dallas, Texas office of Source Edp, as Project Manager and Senior Systems Analyst of Republic National Bank of Dallas, N.A., and Systems Engineer for Electronic Data Systems, Inc. Mr. Vogeler has served on the Board of Directors of the Company since 1994.

DIRECTOR COMPENSATION

         Fees and Other Arrangements. The Chairman of the Board receives an annual fee of $14,500, and all other directors who are not employees of the Company receive an annual fee of $12,000. Each non-employee director also receives $1,250 for each meeting of the Board of Directors attended and $750 for each meeting of a committee of the Board of Directors attended or participation in other Board Activities, plus reimbursement of out-of-pocket expenses incurred in connection with such attendance or participation. Mr. Emigh also receives medical insurance under the Company's group insurance plan. See "Compensation Committee Interlocks and Insider Participation."

         Non-Employee Directors Stock Option Plan. Pursuant to the Company's Non-Employee Directors Stock Option Plan (the "Directors Stock Option Plan"), nonqualified stock options are granted to non-employee directors, assuming there is an adequate number of shares available for grant under the Directors Stock Option Plan at a specified grant date, under a formula whereby (i) each non-employee director elected to the Board after April 3, 1996 at an annual stockholders' meeting who has not previously served as a director of the Company will be granted an option to purchase 1,000 shares of Common Stock of the Company; (ii) each non-employee director appointed after such date to fill a vacancy in the Board who has not previously served as a director of the Company will be granted an option to purchase 1,000 shares of Common Stock of the Company; and (iii) each other non-employee director of the Company elected at, or continuing to serve following, each annual stockholders meeting after such date will be granted an option to purchase 1,000 shares of Common Stock of the Company. The aggregate number of shares of Company Stock that may be granted during the five year term of the Directors Stock Option Plan is 30,000 shares. Unless sooner terminated by action of the Board of Directors, the Directors Stock Option Plan will terminate in April 2001, and no options may thereafter be granted under the Directors Stock Option Plan. In 1996, the Company granted options to purchase 1,000 shares of Common Stock to each of the current members of the Board of Directors who are not employees of the Company, for an aggregate of 6,000 shares.

         The Directors Stock Option Plan requires that the exercise price of each option must not be less than 100% of the fair market value of the Common Stock at the time of the grant of the option. The period during which each option is exercisable will commence six months after the date the option is granted and will expire five years from such date or, if earlier, three months following the non-employee director's death or disability or 30 days following the date a nonemployee director ceases to be a director of the Company. Options are not assignable other than by will or by the laws of descent and distribution.

MEETINGS

         During the year ended December 29, 1996, the Board of Directors held 15 formal meetings. Each director attended at least 75% of the number of board meetings held and the total number of meetings of committees on which he served that were held during 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee, the Compensation Committee and the Nominating Committee are currently composed entirely of directors who are not officers of the Company.

         The Executive Committee, during the intervals between regular meetings of the Board of Directors and subject to statutory limitation and the Company's Certificate of Incorporation and Bylaws, possesses and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee conferred by telephone on a number of occasions in 1996.

         The Audit Committee generally has responsibility for reviewing the scope of the independent accountants' examinations of the Company's financial statements and receiving and reviewing their reports. The Audit Committee also meets with the independent accountants and receives recommendations or suggestions for changes in accounting procedures. It also initiates and supervises any special investigations it may choose to undertake. The Audit Committee held two formal meetings in 1996.

         The Compensation Committee has responsibility for recommending to the Board of Directors the nature and amount of compensation of the Company's Chief Executive Officer and for reviewing the compensation arrangements for the other executive officers. The Compensation Committee also has responsibility for administering the Company's Employees' Stock Option Plan and reporting to the Board of Directors regarding the foregoing. The Compensation Committee held two formal meetings in 1996.

         The Nominating Committee recommends to the Board of Directors nominees for directors. Other than as set forth in the Company's Bylaws, no formal procedures have been established for considering nominations by shareholders. The Nominating Committee was formed in November 1996 and conferred by telephone on one occasion in 1996.

                               EXECUTIVE OFFICERS

         Set forth below is a table identifying executive officers of the Company who are not identified in the table entitled "Election of Directors -- Nominees."

                          Name                   Age                           Position
           ---------------------------------     ---    ------------------------------------------------------
           Richard M. Dupont . . . . . . . .      41    Vice President, Chief Financial Officer and Secretary
           Jack A. Causa . . . . . . . . . .      48    Vice President of Operations -- Eastern Division
           Joseph A. Gendron . . . . . . . .      46    Vice President of Operations -- Western Division
           Lawrence J. Stanczak  . . . . . .      48    Vice President of Operations -- Central Division

         Richard M. Dupont joined the Company in December 1989 as its Controller and has served as its Vice President, Chief Financial Officer and Secretary since September 1994. From November 1988 until joining the Company, Mr. Dupont served in various capacities, including Assistant Controller, of Muratec Incorporated. Mr. Dupont has 15 years of financial management experience, including positions with companies in the telecommunications, retail and insurance industries.

         Jack A. Causa has served as Vice President of Operations -- Eastern Division since October 1995. From 1985 until that time, Mr. Causa served as Regional Vice President of the Company. Prior to that time, Mr. Causa held various management positions with the Company, beginning in 1981. Prior to joining the Company, Mr. Causa served as Director of Financial Services of Carter-Wallace, Inc., a consumer products and pharmaceutical manufacturer. Mr. Causa is a Certified Public Accountant and has six years of audit experience with Price Waterhouse LLP.

         Joseph A. Gendron has served as Vice President of Operations -- Western Division since October 1995. From April 1992 until that time, Mr. Gendron served as Regional Vice President after having served as Managing Director from October 1991. From October 1990 until October 1991, Mr. Gendron served as a search consultant for Innovative Technology, a personnel search firm specializing in the placement of data communication and software professionals. Prior to that time, Mr. Gendron served in various capacities with the Company from March 1983.

         Lawrence J. Stanczak was named Vice President of Operations -- Central Division in December 1995. From January 1994 until that time, he served as Managing Director of the Company's Chicago market. From July 1993 through December 1993, Mr. Stanczak was a branch manager of Data Performance, Inc., a provider of temporary personnel. Prior to that Mr. Stanczak served in various capacities with the Company, including Chicago Area Manager of Source Edp from May 1983 until June 1993.

SECTION 16(A) COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers and directors and persons who own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and The Nasdaq Stock Market. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that, except as set forth below, during 1996 all Section 16 filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons.

         Jack A. Causa failed to timely file a Form 4 to report two contemporaneous transactions. Adrian Alter failed to timely file a Form 4 to report four contemporaneous transactions, and Joseph A. Gendron failed to timely file a Form 4 to report one transaction. Each of the above-listed forms was subsequently filed.

                             EXECUTIVE COMPENSATION

         The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 29, 1996 and December 31, 1995 of those persons who were at December 29, 1996 (i) the chief executive officer and (ii) the four other most highly compensated (based upon combined salary and bonus) executive officers of the Company (collectively, the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                                                         Long Term
                                                                                       Compensation
                                                             Annual compensation         Awards(1)
                                                          --------------------------   --------------
                                                                                         Securities       All other
                                                                                         Underlying     compensation
Name and Principal Position                  Year         Salary ($)       Bonus ($)      Options (#)       ($)(2)
---------------------------------------      ----         ----------       ---------    --------------  ------------
D. Les Ward,
  President and Chief Executive              1996         $250,000(3)      $250,000(4)        40,000         $10,558
  Officer . . . . . . . . . . . . . . .      1995          200,000          100,000              --           27,562

Richard M. Dupont,
  Vice President, Chief Financial            1996          144,000          147,500(4)        25,000           9,841
  Officer and Secretary . . . . . . . .      1995          112,000           50,000              --           27,562

Jack A. Causa,
  Vice President of Operations --            1996          176,000          204,000           25,000          10,558
  Eastern Division  . . . . . . . . . .      1995          140,000          150,000              --           27,562

Joseph A. Gendron,
  Vice President of Operations --            1996          176,000          108,000           25,000          10,558
  Western Division  . . . . . . . . . .      1995          125,000          107,000              --           27,562

Lawrence J. Stanczak,
  Vice President of Operations --            1996          170,000           35,000           25,000          10,558
  Central Division  . . . . . . . . . .      1995           21,000          199,000              --           27,562

-----------------------------------

(1) None of the Named Officers had any restricted stock holdings as of December 29, 1996.
(2) Consists of $22,500 of the Company's common stock contributed to the Company's Profit Sharing Plan on behalf of each executive officer, $3,964 of medical and dental insurance premiums and $144 of life insurance premiums paid on behalf of each executive officer, as well as 401(k) matching paid as follows: Messrs. Ward, Causa, Gendron and Stanczak -- $6,750 each, Mr. Dupont -- $5,763.
(3) Effective September 1, 1996, Mr. Ward's annual base salary was increased to $350,000.
(4) Includes a bonus awarded for efforts in connection with the Company's initial public offering paid as follows: Mr. Ward -- $75,000 and Mr. Dupont -- $50,000.

         OPTION GRANTS IN LAST FISCAL YEAR -- The following table provides information on grants of stock options during fiscal 1996 to the Named Officers. No stock appreciation rights were granted to the Named Officers during fiscal 1996.

                             OPTION GRANTS IN 1996


                                   Individual Grants                                      Potential Realizable
-----------------------------------------------------------------------------------      Value at Assumed Annual
                                             Percent of                                    Rates of Stock Price
                                 Number of     Total                                          Appreciation for
                                Securities    Options                                          Option Term(1)
                                Underlying   Granted to                                   -----------------------
                                 Options     Employees   Exercise or
                                 Granted     in Fiscal   Base Price      Expiration
          Name                   (#)(2)        Year        ($/Sh)           Date           5% ($)       10% ($)
-----------------------         --------     -------    -----------      ----------        --------    ----------
D. Les Ward . . . . . .          40,000      11.1%         $14.00          7/25/06         $912,181    $1,452,496
Richard M. Dupont . . .          25,000       7.0%         $14.00          7/25/06          570,113       907,810
Jack A. Causa . . . . .          25,000       7.0%         $14.00          7/25/06          570,113       907,810
Joseph A. Gendron . . .          25,000       7.0%         $14.00          7/25/06          570,113       907,810
Lawrence J. Stanczak  .          25,000       7.0%         $14.00          7/25/06          570,113       907,810

------------------

(1) Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains are dependent on the future performance of the Common Stock and the option holder's continued employment throughout the vesting period. The amounts reflected in the table may not necessarily be achieved.
(2) The options granted to the Named Officers in 1996 were granted pursuant to the 1996 Stock Option Plan. Subject to certain exceptions and restrictions, those options become exercisable in three equal annual installments, beginning on July 26, 1998, the second anniversary of the date of grant. The exercise price of these options may be paid in cash or in Common Stock.

      AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END 1996 OPTION VALUES


                                                                  Number of
                                                            Securities Underlying           Value of Unexercised
                                Shares                     Unexercised Options at          In-The-Money Options at
                             Acquired on      Value           Year-End 1996 (#)             Year-End 1996 ($)(1)
                               Exercise     Realized     ---------------------------   ----------------------------
           Name                  (#)           ($)       Exercisable   Unexercisable   Exercisable    Unexercisable
-------------------------    ------------   --------     -----------   -------------   -----------    -------------
D. Les Ward . . . . . . .         --           -0-            --          40,000            -0-         125,000
Richard M. Dupont . . . .         --           -0-            --          25,000            -0-          78,125
Jack A. Causa . . . . . .         --           -0-            --          25,000            -0-          78,125
Joseph A. Gendron . . . .         --           -0-            --          25,000            -0-          78,125
Lawrence J. Stanczak  . .         --           -0-            --          25,000            -0-          78,125

------------------

(1) The value per option is calculated by subtracting the exercise price from the closing price of the Common Stock on the Nasdaq National Market on December 27, 1996, which was $17.125.

         EMPLOYMENT AGREEMENTS -- Effective September 1, 1996, the Company entered into employment agreements with Messrs. Ward and Dupont. Mr. Ward's employment agreement provides for an initial base salary of $350,000 plus bonus compensation. Mr. Dupont's employment agreement provides for an annual base salary of $195,000 plus bonus compensation. The agreements provide that all bonus compensation for Messrs. Ward and Dupont shall be tied to a percentage of the increase in the

Company's income for the previous calendar year. Mr. Ward's employment agreement also provides for continuation of health and medical benefits for a period of one year and payment of $400,000 in severance benefits following termination of his employment with the Company for any reason other than "Cause" or by executive for "Good Reason", as such terms are defined in the agreements. Similarly, upon termination without "Cause" or for "Good Reason", Mr. Dupont shall be entitled to continuation of health and medical benefits for a period of nine months and severance compensation of $230,000.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors determines the nature and amount of all compensation for the Company's chief executive officer. Generally, the compensation of all executive officers is composed of a base salary plus a performance-based bonus. In addition, the Committee administers the Company's Employees' Stock Option Plan. Stock Options are granted to provide the opportunity for compensation based upon the performance of the common stock over time. The basic philosophy of the Compensation Committee is to align the interests of executives with the financial interests of shareholders by providing incentives and directly linking compensation to the financial performance of the Company.

         The Company has entered into employment agreements effective September 1, 1996 with each of D. Les Ward and Richard M. Dupont, providing for annual base salaries of $350,000 and $195,000, respectively. Each of these agreements extends through December 31, 1998 and shall be automatically extended for one year periods unless otherwise terminated. The Chief Executive Officer has the discretion to determine salary and bonus levels for the other executive officers of the Company, subject to review and approval by the Compensation Committee. In reviewing annual salaries and bonuses, the Chief Executive Officer considered the performance of each executive officer, the nature of the officer's responsibilities and achievement of specific goals of the Company established by the Board of Directors.

         Bonuses for Messrs. Ward and Dupont are directly tied to a percentage of the increase in the Company's income over the previous calendar year. Discretionary bonuses for each of the Company's other executive officers are based on specific goals of the Company established by the Board of Directors and the Compensation Committee and are a function of the criteria which the Chief Executive Officer and Board of Directors believe appropriately take into account the specific goals of the Company and the specific areas of responsibility of the particular officer, such as operating profits, operating margins, market expansion and other management objectives.

         The Compensation Committee also granted stock options to executive officers and other employees in connection with the Company's initial public offering in order to provide long-term incentive directly tied to the performance of the Company's stock. These options provide an incentive to maximize stockholder value because they reward employees whose performance and responsibilities are determined by the Compensation Committee to be influential to the Company's success. The exercise price of each stock option was the initial public offering price. The options vest over a three year period, with the vesting period being used to retain key employees and to emphasize the long-term aspect of contribution and performance.

         COMPLIANCE WITH SECTION 162(M). The Compensation Committee currently intends for all compensation paid to the executive officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) provides that compensation paid to the executive officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, such compensation is performance based, is established by a committee of independent directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. In the future, if the Compensation Committee should determine that the requirements of Section 162(m) may negatively impact the Company's compensation system, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying
Section 162(m), such program is appropriate.

                             COMPENSATION COMMITTEE

                            John Sifonis (Chairman)
                               Paul M. Bass, Jr.
                                  Adrian Alter

                               BOARD OF DIRECTORS

                                  D. Les Ward
                                 John N. Allred
                                  Adrian Alter
                               Paul M. Bass, Jr.
                           Wayne D. Emigh (Chairman)
                                John G. Sifonis
                                Karl A. Vogeler

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Alter, Bass and Sifonis are the members of the Company's Compensation Committee.

         Pursuant to a consulting agreement between Mr. Sifonis and the Company, Mr. Sifonis performed certain consulting services for the Company on a one-time basis from October 1995 through March 1996, including conducting employee surveys, analyzing training programs and assessing the Company's organizational structure. Pursuant to the terms of the consulting agreement, Mr. Sifonis was paid an aggregate of $60,000 for services rendered to the Company.

                               PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns for the Company, the S&P 500 Index and a peer group comprised of Accustaff, Inc., Alternative Resources, Inc., Robert Half International, Inc., Romac International, Inc. and Data Processing Services, Inc. (the "Peer Group") during the period commencing on July 30, 1996, the initial date on which trading of the Company's common stock commenced, and ending on December 31, 19961/. The comparison assumes $100 was invested on July 30, 1996 in the Common Stock, the S&P 500 Index and the Peer Group and assumes the reinvestment of all dividends, if any.

                             COMPARISON OF 5 MONTH
                            CUMULATIVE TOTAL RETURN
     AMONG SOURCE SERVICES CORPORATION, THE S&P 500 INDEX AND A PEER GROUP

                                    [GRAPH]


-----------------------------------------------------------------------------------------------------------
                                  7/30/96    7/31/96    8/31/96   9/30/96   10/31/96    11/30/96   12/31/96
-----------------------------------------------------------------------------------------------------------
 Source Services Corporation       $100.00    $103.00   $132.00    $127.00    $120.00    $124.00    $129.00
-----------------------------------------------------------------------------------------------------------
 S&P 500 Index                      100.00     101.00    103.00     109.00     112.00     120.00     118.00
-----------------------------------------------------------------------------------------------------------
 Peer Group                         100.00     102.00    102.00     109.00     111.00      95.00      92.00
-----------------------------------------------------------------------------------------------------------





__________________________________

(1)      The  Company's 1996 fiscal  year-end was  December 29, 1996.   For
         purposes of this graph, a fiscal year end of December 31, 1996 was assumed.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of February 28, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, (iii) each of the Named Officers and (iv) all Company executive officers and directors as a group.

                                                                               Amount and Nature
                                                                                      of            Percent
                                                                                  Beneficial           of
                              Name and Address                                     Ownership         Class
---------------------------------------------------------------------------    -----------------   --------
Mercantile Bancorporation Inc. (1)  . . . . . . . . . . . . . . . . . . . .         3,365,570          36.8
T. Rowe Price Associates, Inc. (2)  . . . . . . . . . . . . . . . . . . . .           832,500           9.1
D. Les Ward (4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            50,529             *
Richard M. Dupont (4) . . . . . . . . . . . . . . . . . . . . . . . . . . .            31,012             *
Jack A. Causa (6) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            71,550             *
Joseph A. Gendron . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            51,988             *
Lawrence J. Stanczak  . . . . . . . . . . . . . . . . . . . . . . . . . . .            40,977             *
John N. Allred (3)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . .            71,058             *
Adrian Alter (3)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . .            15,800             *
Paul M. Bass, Jr. (3)(5)  . . . . . . . . . . . . . . . . . . . . . . . . .            15,500             *
Wayne D. Emigh (3)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . .            36,333             *
John Sifonis (3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            15,500             *
Karl Vogeler (3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            15,500             *
All executive officers and directors,
  as a group (11 persons) . . . . . . . . . . . . . . . . . . . . . . . . .           415,747           4.6

------------------

* Less than one percent (1%)

(1) As reported on a Schedule 13G dated February 12, 1997 filed with the Commission by Mercantile Bancorporation, Inc. According to such Schedule 13G, Mercantile Bancorporation, Inc. has sole voting power over 3,365,570 shares. These shares are held in trust for participants in the Source Services Corporation Employees' Profit Sharing Plan. The address of the stockholder is Mercantile Bancorporation, Inc., #1 Mercantile Center, St. Louis, Missouri 63101.

(2) As reported on a Schedule 13G dated February 14, 1997 filed with the Commission by T. Rowe Price Associates, Inc. (T. Rowe Price Associates). Accordingly to such Schedule 13G, T. Rowe Price Associates has sole voting power over 162,500 shares and sole dispositive power over 832,500 shares. The address of the stockholder is T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, Maryland 21202.

    These securities are owned by various individual and institutional investors which T. Rowe Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Shares beneficially owned includes shares of Common Stock subject to options exercisable within 60 days as follows: Messrs. Allred, Sifonis and Vogeler -- 15,500 each, Messrs. Alter, Bass and Emigh -- 1,000 each.

(4) Shares beneficially owned includes the following number of Common Shares credited to the accounts of the above mentioned beneficial owners by the trustee acting under the provisions of the Source Services Corporation Employees' Profit Sharing Plan: Mr. Allred -- 1,041 shares; Mr. Ward -- 32,781 shares; and Mr. Dupont -- 22,138 shares.

(5) Shares beneficially owned includes 14,500 shares of Common Stock held in the Adrian and Sue Alter Family Trust and 300 shares of Common Stock held by Sue Alter, 35,333 shares of Common Stock held in the Wayne D. and Glenda
    L. Emigh Family Trust; and 14,500 shares of Common Stock held in the Bass Family Trust. Under the rules and regulations of the Securities and Exchange Commission, Messrs. Alter, Emigh and Bass may not be deemed the beneficial owner of such shares.

(6) Shares beneficially owned excludes 300 shares of Common Stock held by son and 100 shares of Common Stock held by daughter, as to which Mr. Causa disclaims beneficial ownership.

                                 PROPOSAL NO. 2

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         The Company's Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed Price Waterhouse LLP, independent accountants, as auditors of the Company's financial statements for the fiscal year ending December 28, 1997. Price Waterhouse LLP has acted as auditors for the Company since 1990.

         The Board has determined to afford stockholders the opportunity to express their opinions on the matter of auditors, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board's appointment of Price Waterhouse LLP. If a majority of the shares voted affirmatively or negatively at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of Price Waterhouse LLP, the Board of Directors will interpret this as an instruction to seek other auditors.

         It is expected that representatives of Price Waterhouse LLP will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 28, 1997.

                             MISCELLANEOUS MATTERS

         SOLICITATION -- The cost of this proxy solicitation will be borne by the Company. The Company has engaged ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, 15th Floor, New York, New York 10001-2697, to assist in the required search for beneficial owners of the Common Stock and in the distribution of proxy materials and will pay that firm a fee of $4,000, plus out-of-pocket expenses for such services. The Company may also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

         PROPOSALS OF STOCKHOLDERS -- Proposals of stockholders intended to be considered at the 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company on or before December 12, 1997.

         ADDITIONAL INFORMATION -- The Company will furnish, without charge, a copy of its Annual Report on Form 10-K, without exhibits, for its fiscal year ended December 29, 1996, as filed with the Commission, upon written request. Requests for such materials should be directed to Source Services Corporation, 5580 LBJ Freeway, Suite 300, Dallas, Texas 75240, Attention: Secretary.


                                        By order of the Board of Directors



                                        Richard M. Dupont
                                        Vice President, Chief Financial Officer
                                        and Secretary



Dallas, Texas
April 18, 1997